CONFIDENTIAL

Exhibit 10.117

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 1 TO

SUPPLY AGREEMENT

This Amendment No. 1 to Supply Agreement (this “Amendment”) is entered into as of the last date set forth on the signature page hereto between SHANGHAI ALEX NEW ENERGY CO.,  LTD. (hereinafter “ALEX”) and HOKU MATERIALS, INC., a Delaware corporation (hereinafter “HOKU”).  HOKU and ALEX are sometimes referred to in the singular as a “Party” or in the plural as the “Parties”.

Recitals

Whereas, HOKU, ALEX, and SHANGHAI HUAYI ENTERPRISES GROUP, as guarantor, are parties to that certain Supply Agreement dated as of February 27, 2009 (the “Supply Agreement”), pursuant to which ALEX has agreed to purchase from HOKU, and HOKU has agreed to sell to ALEX, specified volumes of polysilicon each year over a ten year period; and

Whereas, HOKU and ALEX desire to amend certain provisions of the Supply Agreement as set forth herein to delay the first shipment of polysilicon by HOKU to ALEX until no later than September 30, 2010;

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Amendment, the Parties hereby agree as follows:

Agreement

1.           Definitions.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the Supply Agreement.

2.           Amendments.  The following provisions of the Supply Agreement are amended or amended and restated as follows.

2.1.      Section 2.3 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

2.3        “First Shipment Date” shall mean the first day when HOKU commences deliveries to ALEX of Products pursuant to this Agreement.

2.2.      Section 4.3 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

ALEX Initials & Date	JGL LWZ 12/23/2009	HOKU Initials & Date	DS 12/30/2009

CONFIDENTIAL

Exhibit 10.117

4.3        Except in the case of a force majeure pursuant to Section 13 below, if at any time after January 01, 2011, HOKU does not supply any Products pursuant to Section 4.1 or 4.2 within [*] days of the scheduled delivery date, HOKU will provide ALEX with a purchase price adjustment. Such purchase price adjustment shall be [*] of the value of the respective delayed Products for each week or part thereof that the Product shipment (or part thereof) is delayed beyond the [*] day grace period. In addition, the Price Adjustment shall apply to any late shipments between September 30, 2010 and December 31, 2010, without any grace period. Any purchase price adjustment as a result of this Section 4.3 will be paid by HOKU at the end of the term of the applicable calendar quarter.  In lieu of making a cash payment to ALEX pursuant to this Section 4.3, HOKU may, at its option, pay for such purchase price adjustment in the form of a credit issued for future shipments of Products. Notwithstanding anything to the contrary, the maximum amount of such purchase price reduction is limited to [*] percent ([*]%) of the value of the respective delayed Products.  Monthly shipments which are delayed beyond [*] days shall be deemed to constitute a material breach of this Agreement pursuant to Section 10.2.1 below.  Notwithstanding the foregoing, if ALEX fails to make a payment to HOKU within the [*]-day period set forth in Section 6.4 below, HOKU shall not be required to supply any Product to ALEX until HOKU has received the past due amount including any interest payable thereon pursuant to this Agreement.  For the avoidance of doubt, ALEX’s right to reduce the purchase price pursuant to this Section 4.3 shall not apply if HOKU is not fulfilling its supply obligations for this reason. Monthly shipments which are delayed more than [*] days in a calendar year AND are less than [*]% of [*] of the Minimum Annual Quantity of Product shall be deemed to constitute a material breach of this Agreement pursuant to Section 10.2.1.

2.3.      Section 5.2 of the Supply Agreement is hereby amended such that the reference to January 10, 2009, is changed to September 30, 2010, and the reference to October 1, 2009, is changed to June 30, 2010.

2.4.      Section 5.3 of the Supply Agreement is hereby deleted in its entirety, and replaced with the following:

“5.3       Reserved.”

2.5.      Section 10.2.6 of the Supply Agreement is hereby amended such that the reference to March 31, 2010, is changed to December 31, 2010.

3.           This Amendment, together with the Supply Agreement, constitutes the entire agreement between the Parties concerning the subject matter hereof.  Except as specifically amended herein, the terms of the Supply Agreement shall continue in full force and effect without modification or amendment.
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ALEX Initials & Date	JGL LWZ 12/23/2009	HOKU Initials & Date	DS 12/30/2009

CONFIDENTIAL

Exhibit 10.117

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Supply Agreement as of the last date set forth below.

ALEX:		HOKU:

SHANGHAI ALEX NEW ENERGY CO., LTD.		HOKU MATERIALS, INC.

By:	/s/ Jian Gang Li
		By:	/s/ Dustin Shindo
Name:	Jian Gang Li
		Name:	Dustin Shindo
Title:
Authorized Signatory		Title:	Chief Executive Officer
Authorized Signatory
Date:	December 23, 2009
		Date:	December 30, 2009

GUARANTOR:

SHANGHAI HUAYI ENTERPRISES GROUP

By:	/s/ Lian Wen Zhang

Name:	Lian Wen Zhang

Title:
Authorized Signatory

Date:	December 23, 2009

Signature Page to Amendment No. 1 to Supply Agreement